UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2023

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2023, Clene Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $25,000,000 of shares (the “Purchase Shares”) of the Company's common stock, par value $0.0001 per share (“Common Stock”), at the Company’s sole discretion, from time to time over a 36-month period commencing on the Commencement Date (as defined below). In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which the Company agreed to take specified actions relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale of the shares of Common Stock available for issuance under the Purchase Agreement.

Subject to the terms and conditions of the Purchase Agreement and Registration Rights Agreement, from and after the Commencement Date and during the term of the Purchase Agreement, the Company may, by written notice delivered by to Lincoln Park, from time to time, direct Lincoln Park to purchase up to 75,000 shares of Common Stock (a “Regular Purchase Amount” and such purchase a “Regular Purchase”), provided, however, that Lincoln Park’s committed obligations under each Regular Purchase cannot exceed $2,000,000. The Regular Purchase Amount may be increased to up to (i) 100,000 shares if the closing price of the Common Stock on the applicable purchase date is not below $1.00, (ii) 150,000 shares if the closing price of the Company’s Common Stock on the applicable purchase date is not below $2.00 and (iii) 200,000 shares if the closing price of the Common Stock on the applicable purchase date is not below $4.00. The Company may direct Lincoln Park to purchase shares in a Regular Purchase on any business day. The purchase price per share for each such Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement. The Company and Lincoln Park may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Regular Purchase.

The Company also has the right to direct Lincoln Park, on any business day on which the Company has properly submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase to purchase an additional amount of Common Stock (an “Accelerated Purchase”) as provided in the Purchase Agreement. The Company also has the right to direct Lincoln Park, on any business day on which the Company has completed an Accelerated Purchase, to purchase an additional amount of Common Stock (an “Additional Accelerated Purchase”) as provided in the Purchase Agreement. The purchase price per share for each such Accelerated Purchase and Additional Accelerated Purchase will be based on prevailing market prices of the Common Stock at the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. The foregoing share amounts and per share prices for each Accelerated Purchase and Additional Accelerated Purchase will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement. The Company and Lincoln Park may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Accelerated Purchase or Additional Accelerated Purchase.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into variable rate transactions described in the Purchase Agreement), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for expenses primarily related to general corporate purposes, including to fund the clinical development of the Company’s lead drug candidate, CNM-Au8, conduct the Company’s on-going and planned clinical trials and potential future commercialization efforts, and for additional early-stage research and development activities, business development activities, working capital and other general corporate purposes.

Under applicable listing rules of The Nasdaq Capital Market (“Nasdaq”), the Company is prohibited from issuing to Lincoln Park more than 15,310,115 shares of Common Stock under the Purchase Agreement (the “Exchange Cap”), including Purchase Shares and Commitment Shares, as defined below, such maximum number of shares representing 19.99% of the outstanding shares of the Company’s Common Stock immediately prior to execution of the Purchase Agreement, unless (i) the Company first obtains stockholder approval in accordance with applicable Nasdaq listing rules to issue shares in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement or (ii) the average price paid by Lincoln Park for all shares of Common Stock issued by the Company under the Purchase Agreement is equal to or greater than $1.2404, (which represents the lower of (A) the official closing price of the Company’s Common Stock on Nasdaq on the date of the Purchase Agreement and (B) the average official closing price of the Company’s Common Stock on Nasdaq for the five consecutive trading days ending on the date of the Purchase Agreement, as adjusted to take into account the issuance of the Commitment Shares to Lincoln Park for non-cash consideration), such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of Common Stock to Lincoln Park pursuant to the Purchase Agreement. In any event, the Purchase Agreement specifically provides that we are not required or permitted to issue, and Lincoln Park is not required to purchase, any shares of Common Stock under the Purchase Agreement if the issuance would violate the rules or regulations of Nasdaq.

The Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates exceeding a cap equal to 4.99% (the “Beneficial Ownership Cap”), of the Company’s then issued and outstanding shares of Common Stock, which Lincoln Park may, in its sole discretion, increase to up to 9.99% of the Company’s outstanding shares of Common Stock by delivering written notice thereof to the Company, which shall not be effective until the 61st day after such written notice is delivered to the Company.

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Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which include the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents and other conditions as set forth in the Purchase Agreement. We anticipate that such conditions will be satisfied on or around March 7, 2023.

The Purchase Agreement may be terminated by the Company at any time, for any reason and without any payment or liability to the Company, by giving notice to Lincoln Park to terminate the Purchase Agreement with effect one business day after the notice has been received by Lincoln Park. Lincoln Park, its agents, representatives and affiliates have agreed not to engage in any direct or indirect short-selling or hedging of the Company’s Common Stock during any time prior to the termination of the Purchase Agreement. The Company issued 332,668 shares (the “Initial Commitment Shares”) of Common Stock to Lincoln Park as an initial fee for its commitment to purchase shares  at the Company’s direction from time to time under the Purchase Agreement. The Company may issue up to 166,334 additional shares (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”) of Common Stock on a pro rata basis upon each purchase by Lincoln Park of Purchase Shares from the Company under the Purchase Agreement, up to an aggregate amount of shares for which the total aggregate purchase price paid by Lincoln Park equals its $25,000,000 total purchase commitment under the Purchase Agreement.

The issuance of the Purchase Shares and Commitment Shares is being made pursuant to the Company’s registration statement on Form S-3 (file number 333-264299) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2022 and declared effective on April 26, 2022, and the Company’s prospectus supplement relating to this transaction, which is expected to be filed with the SEC on March 7, 2023, that forms part of the Registration Statement.

A copy of the legal opinion of Holland & Knight LLP, relating to the validity of the Purchase Shares and Commitment Shares, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the SEC.

The foregoing description of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Purchase Agreement and Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (the “Current Report”) and are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Common Stock, nor shall there be any offer, solicitation or sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Holland & Knight LLP.
10.1*	Purchase Agreement, dated March 3, 2023, by and between Clene Inc. and Lincoln Park Capital Fund, LLC.
10.2*	Registration Rights Agreement, dated March 3, 2023, by and between Clene Inc. and Lincoln Park Capital Fund, LLC.
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: March 3, 2023	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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